Control No.	Maximum Primary Subscription Shares Available:
Number of Rights Issued:

SUBSCRIPTION CERTIFICATE

THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON APRIL 23, 2010 (unless extended)

PIMCO INCOME STRATEGY FUND II

SUBSCRIPTION RIGHTS FOR COMMON SHARES OF BENEFICIAL INTEREST

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.

Dear Shareholder:

You are entitled to exercise the Rights issued to you as of March 24, 2010, the Record Date for the Offer, to subscribe for the number of common shares of beneficial interest, par value $.00001 per share (the “Shares”), of PIMCO Income Strategy Fund II (the “Fund”) shown on this Subscription Certificate pursuant to the primary subscription upon the terms and conditions specified in the Fund’s prospectus, dated March [—], 2010 (the “Prospectus”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a Rights holder, you are entitled to purchase one Share for each three Rights you exercise. If you hold less than three Rights, you are entitled to subscribe for one Share. In accordance with the over-subscription privilege, as a Rights holder, you also are entitled to subscribe for additional Shares subject to certain limitations and subject to allotment, if Shares remaining after the exercise of Rights pursuant to the primary subscription are available and you have fully exercised all Rights issued to you (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share). To the extent that sufficient Shares are not available to honor all over-subscription requests, unsubscribed Shares will be allocated pro-rata among those Record Date Shareholders who over-subscribe based on the number of the Fund’s common shares they owned on the Record Date. The Fund will not offer or sell any Shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.

In order to exercise your Rights, you must deliver to the subscription agent, The Colbent Corporation, by 5:00 p.m., Eastern time, on April 23, 2010 (unless extended, the “Expiration Date”), either (1) a properly completed and executed subscription certificate and a money order or check drawn on a bank located in the United States of America and payable to PIMCO Income Strategy Fund II for an amount equal to the number of Shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of $[—] per Share, or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed subscription certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to PIMCO Income Strategy Fund II for an amount equal to the number of Shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of $[—] per Share.

If a Notice of Guaranteed Delivery is used, a properly completed subscription certificate, together with payment in full, as described above, must be received by the subscription agent, The Colbent Corporation, no later than April 28, 2010, unless the Offer is extended. See “The Offer—Method for Exercising Rights” and “The Offer—Payment for Shares” in the Prospectus.

No later than [—], 2010, The Colbent Corporation will send you a confirmation (or, if you own your common shares through a depository or nominee, to such depository or nominee), showing (i) the number of Shares acquired pursuant to the primary subscription, (ii) the number of Shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per Share and the aggregate purchase price for all of the Shares acquired by you, and (iv) any additional amount payable by you or any excess to be refunded to you. Any excess payment to be refunded will be mailed as promptly as practicable.

Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any Shares acquired pursuant to the primary subscription or over-subscription privilege credited to their shareholder dividend reinvestment accounts in the Plan.

Shareholders whose common shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares acquired during the subscription period credited to the account of Cede & Co. or other depository or nominee. Share certificates for all Shares acquired pursuant to the primary subscription or over-subscription privilege will be mailed promptly after payment for the Shares subscribed for has cleared.

SAMPLE CALCULATION:

To subscribe for your primary subscription Shares please complete line “A” on the card below.

100 Shares = 100 Rights. 100 Rights divided by 3 = 33 primary subscription shares. The maximum number of primary subscription shares would be 33.

Fractional shares will be dropped. If you hold less than 3 Rights in total, you can subscribe for one common share.

A.	100	÷3 =	33	×	$[—]	=	$[—]
	(No. of Rights)		(No. of Shares)		(Estimated Subscription Price)		(Payment to be remitted)

Please note that $[—] is an estimated Subscription Price only. The Subscription Price will be determined on April 23, 2010, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and the price of a common share.

To subscribe for any Shares pursuant to the over-subscription privilege, please complete line “B” below. Please Note: Only Record Date Shareholders who have exercised their primary subscription in full may apply for Shares pursuant to the over-subscription privilege.

METHOD OF EXERCISE OF RIGHTS:

By First Class Mail:	By Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation	The Colbent Corporation	The Colbent Corporation
Rights Offering	Rights Offering	Rights Offering
Attention: Corporate Actions	Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Road	161 Bay State Road
Braintree, MA 02185-9208	Braintree, MA 02184	Braintree, MA 02184

Confirm by Telephone: [1-781-930-4900]. Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

SECTION 1: DETAILS OF SUBSCRIPTION. PLEASE FILL IN ALL APPLICABLE INFORMATION.

A.	Primary subscription:		÷ 3 =		×	$[—]	=	$
	(3 Rights = 1 Share)	(Rights exercised)		(No. of Shares requested rounded down to nearest whole Share)		(Estimated Subscription Price)

B.	Over-subscription privilege*:				×	$[—]	=	$
				(No. of Shares requested)		(Estimated Subscription Price)

C.	Total amount of check or money order enclosed (total of A + B):						=	$

D.	The following broker-dealer is being designated as having been instrumental in the exercise of these Rights:
☐ UBS Securities LLC
☐
Representative Name:
E.	Sell any remaining Rights	☐
F.	Sell all of my Rights	☐

*	You can only over-subscribe if you have fully exercised your primary subscription Rights.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line E or line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)/Seller(s)

Address for delivery of shares if other than shown on front

If permanent change of address, check here    ☐

Please give your telephone number: (    )

Please give your e-mail address:

SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above): For value received,          of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee) Social Security Number

(Print Full Address)

(Print Full Address)

Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must he guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a)      a commercial bank or trust company, or

b)      a member firm of a domestic stock exchange, or

c)      a savings hank or credit union.

Signature

Guaranteed

(Name of Bank or Firm)

By

(Signature of Officer and Title)